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                                                                      EXHIBIT 99


(LOGO)
INNOVATION IN PHOTODYNAMIC THERAPY

DUSA PHARMACEUTICALS, INC.(R)

                 DUSA ANNOUNCES HIRING AND DEPLOYMENT OF INITIAL
            LEVULAN(R) PDT SALES FORCE AND NEW MARKETING INITIATIVES

WILMINGTON, MA. OCTOBER 27, 2003 - DUSA Pharmaceuticals, Inc. (NASDAQ NMS: DUSA) announced today that it has hired, trained and deployed an initial sales force of 6 regional sales managers and sales representatives targeting key US markets, in keeping with our 2003 sales and marketing plan. The direct sales force, which was hired effective October 1st, will report to David Page, DUSA's Associate VP, Sales. DUSA is also contracting with an independent regional sales organization and independent sales representatives, totaling 12 additional representatives, in order to reach a greater number of dermatologists over a wider geographic area.

Since starting with DUSA, the direct sales force has undergone in-depth training on Levulan(R) Photodynamic Therapy (PDT) in dermatology, followed by an official introduction to the dermatology community at the recent American Society of Dermatologic Surgery (ASDS) meeting in New Orleans from October 9-12, 2003, where DUSA had one of the busiest booths. DUSA was also well represented at the Fall Clinical Dermatology Conference in Las Vegas, from October 16-20, 2003, where over 500 dermatologists were present. Both events also featured many papers and presentations covering the use of Levulan PDT in dermatology. PDT in dermatology was also one of the topics featured at Derm Update 2003, held October 22, 2003 in New York for the dermatologic and business press, sponsored by the American Academy of Dermatology (AAD). A link to the AAD web site, Public Resources (Press Releases) section is: www.aad.org/PressReleases/Photodynamic_Therapy_Nester.html

The ASDS meeting also served as the first opportunity, since receiving FDA clearance, for DUSA to introduce the BLU-U(R) (without Levulan) for the treatment of moderate inflammatory acne to the dermatology community. The BLU-U is a low cost alternative to some of the other blue light sources that have been marketed for acne treatment over the last year or so. This clearance to market is in addition to the BLU-U's ongoing use in combination with Levulan for the treatment of non-hyperkeratotic actinic keratoses (AKs) of the face and scalp, making for an increasingly versatile platform.

Dr. Geoffrey Shulman, DUSA's President and CEO, stated "With the rapidly growing interest in Levulan PDT for dermatology, the recent FDA clearance for the BLU-U in the treatment of acne, and our initial sales representatives now in place, we believe that DUSA is now well positioned for increasing sales in the months and years to come. With success, the Company plans to increase the sales force in 2004."

DUSA Pharmaceuticals, Inc. is a biopharmaceutical company engaged primarily in the development of Levulan PDT and photodetection (PD) for multiple medical indications. PDT and PD utilize light-activated compounds such as Levulan to induce a therapeutic or detection effect. DUSA is a world leader in topically or locally applied PDT and PD. The Company maintains offices in Wilmington, MA, Valhalla, NY, and Toronto, Ontario.
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Except for historical information, this news release contains certain forward-looking statements that represent our expectations and beliefs concerning future events, none of which can be assured. These statements relate to DUSA's belief that it is well positioned for increasing sales and its plans to increase the sales force in 2004. These statements are qualified by risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such factors include, without limitation, changing market and regulatory conditions, the impact of competitive products and pricing, the market acceptance for our products, the maintenance of our patent portfolio, the ability to obtain competitive levels of reimbursement by third-party payors, and other risks noted in our SEC filings from time to time.

FOR FURTHER INFORMATION CONTACT: D. Geoffrey Shulman, MD, President & CEO Shari Lovell, Director, Shareholder Services Tel: 416.363.5059 Fax 416.363.6602 FOR PHYSICIAN OR PATIENT INQUIRIES DUSA Customer Service at 877.533.DUSA (3872), press 1.